Exhibit 99.6

Contract ID.: FT17593 Amendment No: 3 FORM OF TRANSPORTATION SERVICE AGREEMENT This Transportation Service Agreement (Agreement) is entered into by Great Lakes Gas Transmission Limited Partnership (Transporter) and ANR Pipeline Company (Shipper). WHEREAS, Shipper has requested Transporter to transport Gas on its behalf and Transporter represents that it is willing to transport Gas under the terms and conditions of this Agreement. NOW, THEREFORE, Transporter and Shipper agree that the terms below constitute the transportation service to be provided and the rights and obligations of Shipper and Transporter. 1. EFFECTIVE DATE: November 01,2020 2. CONTRACT IDENTIFICATION: FT17593 3. RATE SCHEDULE: FT 4. SHIPPER TYPE: Other 5. STATE/PROVINCE OF INCORPORATION: Delaware 6. TERM: November 01,2012 to October 31,2021 Right of First Refusal: Regulatory (in accordance with Section 6.16 of the General Terms and Conditions of Transporter's FERC Gas Tariff) 7. EFFECT ON PREVIOUS CONTRACTS: This Agreement supersedes, cancels and terminates, as of the effective date stated above, the following contract(s): Service Agreement dated November 01, 2019 with Contract Identification FT17593. 8. MAXIMUM DAILY QUANTITY (Dth/Day): Please see Appendix A for further detail. 9. RATES: Unless Shipper and Transporter have agreed to a rate other than the maximum rate, rates shall be Transporter's maximum rates and charges plus all applicable surcharges in effect from time to time under the applicable Rate Schedule (as stated above) on file with the Commission unless otherwise agreed to by the parties in writing. Provisions governing a Rate other than the maximum shall be set fotih in this Paragraph 9.

Contract ID.: FT17593 Amendment No: 3 10. POINTS OF RECEIPT AND DELIVERY: The primary receipt and delivery points are set forth on Appendix A. 11. RELEASED CAPACITY: N/A 12. INCORPORATION OF TARIFF INTO AGREEMENT: This Agreement shall incorporate and in all respects be subject to the "General Terms and Conditions" and the applicable Rate Schedule (as stated above) set forth in Transporter's FERC Gas Tariff, Third Revised Volume No. 1, as may be revised from time to time. Transporter may file and seek Commission approval under Section 4 of the Natural Gas Act (NGA) at any time and from time to time to change any rates, charges or provisions set forth in the applicable Rate Schedule (as stated above) and the "General Terms and Conditions" in Transporter's FERC Gas Tariff, Third Revised Volume No. 1, and Transporter shall have the right to place such changes in effect in accordance with the NGA, and this Agreement shall be deemed to include such changes and any such changes which become effective by operation of law and Commission Order, without prejudice to Shipper's right to protest the same. 13. MISCELLANEOUS: No waiver by either party to this Agreement of any one or more defaults by the other in the performance of this Agreement shall operate or be construed as a waiver of any continuing or future default(s), whether of a like or a different character. Any controversy between the parties arising under this Agreement and not resolved by the parties shall be detetmined in accordance with the laws of the State of Michigan. 14. OTHER PROVISIONS (As necessary): It is agreed that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Partner, agent, management official or employee of the Transporter or any director, officer or employee of any of the foregoing, for any obligation of the Transporter arising under this Agreement or for any claim based on such obligation and that the sole recourse of Shipper under this Agreement is limited to assets of the Transporter. Upon termination of this Agreement, Shipper's and Transporter's obligations to each other arising under this Agreement, prior to the date of termination, remain in effect and are not being terminated by any provision of this Agreement.

Contract ID.: FT17593 Amendment No: 3 15. NOTICES AND COMMUNICATIONS: All notices and communications with respect to this Agreement shall be in writing by mail, e-mail, or other means as agreed to by the parties, and sent to the addresses stated below or to any other such address(es) as may be designated in writing by mail, e-mail, or other means similarly agreed to: ADMINISTRATIVE MATTERS: Great Lakes Gas Transmission Limited Partnership Commercial Operations 700 Louisiana Street, Suite 700 Houston, TX 77002-2700 ANR Pipeline Company 700 Louisiana St., Suite 700 Houston, TX 77002-2700 Attn: Colin Lindley AGREED TO BY: GREAT LAKES GAS TRANSMISSION LIMITED PARTNERSHIP By: Great Lakes Gas Transmission Company By: Kay Dennison By: Jon Hawe Title: Director, Transportation Accounting and Contracts Title: Director, Short Team Marketing

APPENDIX A
CONTRACT IDENTIFICATION: FT17593

Date: November 01, 2020
Supersedes Appendix Dated: November 01, 2019

Shipper: ANR Pipeline Company

Maximum Daily Quantity (Dth/Day) per Location:

| Begin Date | End Date | Point(s) of Primary Receipt | Point(s) of Primary Delivery | MDQ |
|---|---|---|---|---|
| 11/1/2012 | 3/31/2013 | MUTTONVILLE RECEIPT | FORTUNE LAKE | 506,500 |
| 4/1/2013 | 10/31/2013 | MUTTONVILLE RECEIPT | SOUTH CHESTER DELIVERY | 390,000 |
| 11/1/2013 | 3/31/2014 | MUTTONVILLE RECEIPT | FORTUNE LAKE | 506,500 |
| 4/1/2014 | 10/31/2014 | MUTTONVILLE RECEIPT | SOUTH CHESTER DELIVERY | 207,000 |
| 11/1/2014 | 3/31/2015 | MUTTONVILLE RECEIPT | FORTUNE LAKE | 506,500 |
| 4/1/2015 | 10/31/2015 | MUTTONVILLE RECEIPT | SOUTH CHESTER DELIVERY | 207,000 |
| 11/1/2015 | 3/31/2016 | MUTTONVILLE RECEIPT | FORTUNE LAKE | 506,500 |
| 4/1/2016 | 10/31/2016 | MUTTONVILLE RECEIPT | SOUTH CHESTER DELIVERY | 207,000 |
| 11/1/2016 | 3/31/2017 | MUTTONVILLE RECEIPT | FORTUNE LAKE | 506,500 |

| | | | | |
|---|---|---|---|---|
| 4/1/2017 | 10/31/2017 | MUTTONVILLE RECEIPT | SOUTH CHESTER DELIVERY | 207,000 |
| 11/1/2017 | 3/31/2018 | MUTTONVILLE RECEIPT | FORTUNE LAKE | 506,500 |
| 4/1/2018 | 10/31/2018 | MUTTONVILLE RECEIPT | SOUTH CHESTER DELIVERY | 207,000 |
| 11/1/2018 | 3/31/2019 | MUTTONVILLE RECEIPT | FORTUNE LAKE | 506,500 |
| 4/1/2019 | 10/31/2019 | MUTTONVILLE RECEIPT | SOUTH CHESTER DELIVERY | 207,000 |
| 11/1/2019 | 3/31/2020 | MUTTONVILLE RECEIPT | FORTUNE LAKE | 506,500 |
| 4/1/2020 | 10/31/2020 | MUTTONVILLE RECEIPT | SOUTH CHESTER DELIVERY | 207,000 |
| 11/1/2020 | 3/31/2021 | MUTTONVILLE RECEIPT | FORTUNE LAKE | 506,500 |
| 4/1/2021 | 10/31/2021 | MUTTONVILLE RECEIPT | SOUTH CHESTER DELIVERY | 207,000 |
| 11/1/2012 | 3/31/2013 | FARWELL RECEIPT | | 506,500 |
| 11/1/2012 | 3/31/2013 | DEWARD RECEIPT | | 506,500 |
| 11/1/2012 | 3/31/2013 | SOUTH CHESTER RECEIPT | | 100,000 |
| 4/1/2013 | 10/31/2013 | FARWELL RECEIPT | | 390,000 |
| 4/1/2013 | 10/31/2013 | DEWARD RECEIPT | | 207,000 |
| 11/1/2013 | 3/31/2014 | FARWELL RECEIPT | | 506,500 |

| | | | |
|---|---|---|---|
| 11/1/2013 | 3/31/2014 | DEWARD RECEIPT | 506,500 |
| 11/1/2013 | 3/31/2014 | SOUTH CHESTER RECEIPT | 100,000 |
| 4/1/2014 | 10/31/2014 | FARWELL RECEIPT | 207,000 |
| 4/1/2014 | 10/31/2014 | SOUTH CHESTER RECEIPT | 100,000 |
| 4/1/2014 | 10/31/2014 | DEWARD RECEIPT | 207,000 |
| 11/1/2014 | 3/31/2015 | FARWELL RECEIPT | 506,500 |
| 11/1/2014 | 3/31/2015 | DEWARD RECEIPT | 506,500 |
| 11/1/2014 | 3/31/2015 | SOUTH CHESTER RECEIPT | 100,000 |
| 4/1/2015 | 10/31/2015 | FARWELL RECEIPT | 207,000 |
| 4/1/2015 | 10/31/2015 | DEWARD RECEIPT | 207,000 |
| 11/1/2015 | 3/31/2016 | SOUTH CHESTER RECEIPT | 100,000 |
| 11/1/2015 | 3/31/2016 | DEWARD RECEIPT | 506,500 |
| 11/1/2015 | 3/31/2016 | FARWELL RECEIPT | 506,500 |
| 4/1/2016 | 10/31/2016 | FARWELL RECEIPT | 207,000 |
| 4/1/2016 | 10/31/2016 | DEWARD RECEIPT | 207,000 |

| | | | |
|---|---|---|---|
| 11/1/2016 | 3/31/2017 | SOUTH CHESTER RECEIPT | 100,000 |
| 11/1/2016 | 3/31/2017 | DEWARD RECEIPT | 506,500 |
| 11/1/2016 | 3/31/2017 | FARWELL RECEIPT | 506,500 |
| 4/1/2017 | 10/31/2017 | FARWELL RECEIPT | 207,000 |
| 11/1/2017 | 3/31/2018 | FARWELL RECEIPT | 506,500 |
| 11/1/2017 | 3/31/2018 | DEWARD RECEIPT | 506,500 |
| 11/1/2017 | 3/31/2018 | SOUTH CHESTER RECEIPT | 100,000 |
| 4/1/2018 | 10/31/2018 | FARWELL RECEIPT | 207,000 |
| 11/1/2018 | 3/31/2019 | DEWARD RECEIPT | 506,500 |
| 11/1/2018 | 3/31/2019 | FARWELL RECEIPT | 506,500 |
| 11/1/2018 | 3/31/2019 | SOUTH CHESTER RECEIPT | 100,000 |
| 4/1/2019 | 10/31/2019 | FARWELL RECEIPT | 207,000 |
| 11/1/2019 | 3/31/2020 | DEWARD RECEIPT | 506,500 |
| 11/1/2019 | 3/31/2020 | FARWELL RECEIPT | 506,500 |
| 11/1/2019 | 3/31/2020 | SOUTH CHESTER RECEIPT | 100,000 |

| | | | | |
|---|---|---|---|---|
| 4/1/2020 | 10/31/2020 | FARWELL RECEIPT | | 207,000 |
| 11/1/2020 | 3/31/2021 | DEWARD RECEIPT | | 506,500 |
| 11/1/2020 | 3/31/2021 | FARWELL RECEIPT | | 506,500 |
| 11/1/2020 | 3/31/2021 | SOUTH CHESTER RECEIPT | | 100,000 |
| 4/1/2021 | 10/31/2021 | FARWELL RECEIPT | | 207,000 |
| 11/1/2012 | 3/31/2013 | | FARWELL DELIVERY | 506,500 |
| 11/1/2012 | 3/31/2013 | | DEWARD DELIVERY | 506,500 |
| 11/1/2012 | 3/31/2013 | | MUTTONVILLE DELIVERY | 100,000 |
| 11/1/2012 | 3/31/2013 | | OTISVILLE | 100,000 |
| 4/1/2013 | 10/31/2013 | | DEWARD DELIVERY | 390,000 |
| 11/1/2013 | 3/31/2014 | | FARWELL DELIVERY | 506,500 |
| 11/1/2013 | 3/31/2014 | | DEWARD DELIVERY | 506,500 |
| 11/1/2013 | 3/31/2014 | | MUTTONVILLE DELIVERY | 100,000 |
| 11/1/2013 | 3/31/2014 | | OTISVILLE | 100,000 |
| 4/1/2014 | 10/31/2014 | | DEWARD DELIVERY | 207,000 |
| 4/1/2014 | 10/31/2014 | | FARWELL DELIVERY | 207,000 |
| 11/1/2014 | 3/31/2015 | | FARWELL DELIVERY | 506,500 |

| | | | |
|---|---|---|---|
| 11/1/2014 | 3/31/2015 | MUTTONVILLE DELIVERY | 100,000 |
| 11/1/2014 | 3/31/2015 | OTISVILLE | 100,000 |
| 11/1/2014 | 3/31/2015 | DEWARD DELIVERY | 506,500 |
| 4/1/2015 | 10/31/2015 | DEWARD DELIVERY | 207,000 |
| 11/1/2015 | 3/31/2016 | DEWARD DELIVERY | 506,500 |
| 11/1/2015 | 3/31/2016 | FARWELL DELIVERY | 506,500 |
| 11/1/2015 | 3/31/2016 | OTISVILLE | 100,000 |
| 11/1/2015 | 3/31/2016 | MUTTONVILLE DELIVERY | 100,000 |
| 4/1/2016 | 10/31/2016 | DEWARD DELIVERY | 207,000 |
| 11/1/2016 | 3/31/2017 | DEWARD DELIVERY | 506,500 |
| 11/1/2016 | 3/31/2017 | OTISVILLE | 100,000 |
| 11/1/2016 | 3/31/2017 | MUTTONVILLE DELIVERY | 100,000 |
| 11/1/2016 | 3/31/2017 | FARWELL DELIVERY | 506,500 |
| 4/1/2017 | 10/31/2017 | DEWARD DELIVERY | 207,000 |
| 11/1/2017 | 3/31/2018 | FARWELL DELIVERY | 506,500 |
| 11/1/2017 | 3/31/2018 | DEWARD DELIVERY | 506,500 |
| 11/1/2017 | 3/31/2018 | MUTTONVILLE DELIVERY | 100,000 |

| | | | |
|---|---|---|---|
| 11/1/2017 | 3/31/2018 | OTISVILLE | 100,000 |
| 11/1/2017 | 3/31/2018 | SOUTH CHESTER DELIVERY | 100,000 |
| 4/1/2018 | 10/31/2018 | DEWARD DELIVERY | 207,000 |
| 11/1/2018 | 3/31/2019 | DEWARD DELIVERY | 506,500 |
| 11/1/2018 | 3/31/2019 | FARWELL DELIVERY | 506,500 |
| 11/1/2018 | 3/31/2019 | OTISVILLE | 100,000 |
| 11/1/2018 | 3/31/2019 | MUTTONVILLE DELIVERY | 100,000 |
| 11/1/2018 | 3/31/2019 | SOUTH CHESTER DELIVERY | 100,000 |
| 4/1/2019 | 10/31/2019 | DEWARD DELIVERY | 207,000 |
| 11/1/2019 | 3/31/2020 | DEWARD DELIVERY | 506,500 |
| 11/1/2019 | 3/31/2020 | FARWELL DELIVERY | 506,500 |
| 11/1/2019 | 3/31/2020 | OTISVILLE | 100,000 |
| 11/1/2019 | 3/31/2020 | MUTTONVILLE DELIVERY | 100,000 |
| 11/1/2019 | 3/31/2020 | SOUTH CHESTER DELIVERY | 100,000 |
| 4/1/2020 | 10/31/2020 | DEWARD DELIVERY | 207,000 |
| 11/1/2020 | 3/31/2021 | DEWARD DELIVERY | 506,500 |

FARWELL DELIVERY 11/1/2020 3/31/2021 506,500 11/1/2020 3/31/2021 OTISVILLE 100,000 MUTTONVILLE DELIVERY 11/1/2020 3/31/2021 100,000 SOUTH CHESTER DELIVERY 11/1/2020 3/31/2021 100,000 DEWARD DELIVERY 4/1/2021 10/31/2021 207,000